UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Road, Suite 704 Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

August 6, 2018

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2018, Grant E. Fitz, a senior executive officer with extensive financial, accounting and operational experience, was elected to our Board of Directors and named to the Board’s audit committee.

Mr. Fitz, age 56, has been the Chief Financial Officer of Valassis, an industry leading digital and print multimedia company, since June 2016. Mr. Fitz oversees the financial operations for Valassis Communications and supports the development of its business strategies and internal controls. Mr. Fitz was also named in June 2017 as the President of NCH Marketing Services, a leading coupon clearing company and Valassis subsidiary.

From April 2013 to June 2016, Mr. Fitz served as the Corporate Vice President and Chief Financial Officer of Xerox Corporation’s technology business and the President of Xerox Financial Services. While at Xerox, Mr. Fitz led a comprehensive business turnaround which drove efficiency savings and generated higher profit margins for Xerox.

From November 2009 to March 2013 and from March 2006 to November 2009, Mr. Fitz was a senior officer at General Motors (GM), holding multiple positions with increasing responsibility. He served as GM’s Global Finance Director of New Product Vehicle Programs from November 2011 to March 2013 and Chief Risk Officer and Executive Director of Risk Management at GM from November 2010 to November 2011. In the latter role, Mr. Fitz established GM’s company-wide risk management program as its first Chief Risk Officer, reporting to the GM Board’s finance and risk committee. Mr. Fitz also served as the Chief Financial Officer of GM Powertrain Europe from June 2007 to November 2009, where he led finance operations covering seven manufacturing plants, three joint ventures and five engineering centers, and General Director of GM Audit Services from July 2005 to May 2007, where he led the internal audit operations for GM’s global automotive operations. He held various other leadership roles at GM in both Europe and the United States, including being the Finance Director for the GM-Fiat Alliance from July 2001 to June 2005.

From November 2009 to November 2010, Mr. Fitz served as the Vice President and Chief Financial Officer of Nexteer Automotive, a steering and driveline systems manufacturer. While at Nexteer, he helped lead a comprehensive revenue growth initiative through the integration of new technologies in Nexteer products.

Mr. Fitz received a B.S. degree in industrial and operations engineering from the University of Michigan and an M.S. in management (M.B.A.) from the Krannert Graduate School of Management at Purdue University.

During the last two years, there have been no transactions or proposed transactions by us in which Mr. Fitz has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Fitz and any of our executive officers or other directors.

Our Board of Directors has determined that Mr. Fitz is “independent,” as independence is defined in the listing rules for the Nasdaq Stock Market.

A press release issued by us on August 9, 2018 announcing Mr. Fitz’s election to our Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On August 8, 2018, following the election of Grant E. Fitz to our Board of Directors and audit committee, Nasdaq informed us that it has determined that we comply with the independent director and audit committee requirements for continued listing on The Nasdaq Capital Market as set forth in its listing rules.

Cautionary Statement Regarding Forward Looking Information

Statements in this current report on Form 8-K regarding the Company’s business that are not historical facts are “forward-looking statements” that may involve material risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. For a full discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

99.1	Press Release issued by Blink Charging Co. on August 9, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: August 8, 2018	By:	/s/ Michael J. Calise
	Name:	Michael J. Calise
	Title:	Chief Executive Officer